SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 16, 2000



                      CORNERSTONE REALTY INCOME TRUST, INC.
             (Exact name of registrant as specified in its charter)


  VIRGINIA                             1-12875                   54-1589139
(State of                            (Commission               (IRS Employer
incorporation)                       File Number)            Identification No.)


       306 East Main Street
       Richmond, Virginia                               23219
       (Address of principal                         (Zip Code)
       executive offices)



               Registrant's telephone number, including area code:
                                 (804) 643-1761

                      CORNERSTONE REALTY INCOME TRUST, INC.

                                    FORM 8-K

                                      INDEX
                                      -----

Item 2.  Acquisition or Disposition of Assets

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         a.       Independent Auditors' Report (The Enclave at
                  The Meadows Apartments)*

                  Historical Statement of Income and Direct
                  Operating Expenses (The Enclave at The
                  Meadows Apartments)*

                  Note to Historical Statement of Income and
                  Direct Operating Expenses (The Enclave at
                  The Meadows Apartments)*

                  Independent Auditors' Report (Greystone
                  Crossing Apartments)*

                  Historical Statement of Income and Direct
                  Operating Expenses (Greystone Crossing
                  Apartments)*

                  Note to Historical Statement of Income and
                  Direct Operating Expenses (Greystone
                  Crossing Apartments)*

         b. Pro Forma Statement of Operations for the Twelve Months ended December 31, 1997
                  (unaudited)*

                  Pro Forma Statement of Operations for the
                  Three Months ended March 31, 2000
                  (unaudited)*

                  Pro Forma Balance Sheet as of
                  March 31, 2000 (unaudited)*

         c.       Exhibits

                  10.1     Purchase Contract, as amended, for
                           The Enclave at The Meadows Apartments

                  10.2     Purchase  Contract, as amended, for
                           Greystone Crossing Apartments

                  23.1     Consent of Independent Auditors*

                  23.2     Consent of Independent Auditors*




-----------------------
* To be filed by amendment.

Item 2.  Acquisition or Disposition of Assets

                      THE ENCLAVE AT THE MEADOWS APARTMENTS
                            Asheville, North Carolina

         On March 16, 2000, Cornerstone Realty Income Trust, Inc. (together with its direct and indirect subsidiaries, the "Company") purchased The Enclave at the Meadows Apartments, a 168-unit apartment complex having an address of 99 Ascension Drive, Asheville, North Carolina (the "Property"). The Company
purchased the Property from a seller (Meridia/New Leicester, LLC, a South Carolina limited liability company) which was not affiliated with the Company. The purchase price was $8,786,000, which was financed as a "Section 1031 Tax-Free Exchange" using a portion of the proceeds from the Company's sale of properties that occurred on March 8, 2000.

     Location. The following information is based in part upon information provided by the Asheville Chamber of Commerce.

         The Property is located in North Carolina, in the City of Asheville and Buncombe County, which collectively have a population of approximately 250,000. Asheville is located approximately 115 miles from Charlotte, North Carolina, and 65 miles from Greenville, South Carolina.

         The City of Asheville and Buncombe County are represented by a number of nationally recognized companies and organizations in the health care, education and manufacturing sectors. Some of the major employers in the area include Champion International (a manufacturer of paper and paperboard), GE Lighting Systems, Westinghouse Electric and ITT Automotive. In addition, Memorial Mission Hospital and St. Joseph Hospital are major area employers.

         The major highways serving the area are Interstates 40, 26 and 240. The Asheville Regional Airport is centrally located within the metropolitan area and is approximately 20 miles from the Property. Also, Asheville is home to the University of North Carolina at Asheville, with an enrollment of approximately 3,200 students.

         The Property is located on Ascension Drive, just off Leicester Highway in west Asheville (Buncombe County), North Carolina. The Property is located adjacent to The Meadows, which is also owned by the Company. The immediate area surrounding the Property consists of other multi-family and single-family housing and commercial and retail development. The Property is convenient to major shopping areas, and is readily accessible from Interstates 40 and 240. The downtown area and the Asheville airport are also easily accessible from the Property.

         Description of the Property. The Property consists of 168 garden-style apartment units in seven three-story buildings on approximately 17.3 acres of land. Construction on the property was completed in 1999.

         The Property offers three unit types. The unit mix and rents currently being charged new tenants as of April, 2000 are as follows:



                                                  Approximately Interior Square       Monthly
   Quantity                     Type                         Footage                  Rental
   --------                     ----                         -------                  ------
   60           One bedroom, one bathroom                     816                       $595
   96           Two bedrooms, two bathrooms                 1,075                        700
   12           Three bedrooms, two bathrooms               1,292                        825


         The apartments provide a combined total of approximately 168,000 square feet of net rentable area.

         The Property has an outdoor swimming pool, a fitness center, a clubhouse, a laundry facility, a car wash area and outdoor grills. There are approximately 320 parking spaces, including 10 spaces that are handicapped-designed.

         Leases at the Property are for terms of one year or less. Since the property is newly-constructed and newly-leased, there is no rental history.

         The buildings are wood-frame construction on concrete slab. Exteriors are vinyl siding with pitched roofs covered with asphalt shingles.

         All apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchens and baths. Each apartment unit has a cable television hook-up and an individually-controlled heating and air conditioning unit. Each apartment unit also has mini-blinds, a ceiling fan in the living room, large walk-in closets and a patio or balcony. Each kitchen has a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. Selected apartment units have a fireplace, vaulted ceilings and washer/dryer connections. The owner of the Property supplies cold water, sewer services and trash removal. The tenants pay for their electric services, which includes cooking, heating, air conditioning, hot water and lights.

         There are at least 10 apartment properties in the area that compete with the Property. All offer similar amenities and have rents that are generally comparable to those of the Property. Based on a recent telephone survey, the Company estimates that occupancy in nearby competing projects averaged approximately 93% at April 10, 2000.

         The residents of the Property are a mix of white-collar and blue-collar workers, students and retired persons. On March 16, 2000, the Property was 88% occupied.

         The 2000 tax assessment for the Property is not yet available. However, the 1999 real estate tax rate applicable to the Property was $1.15 per $100 of assessed value, and the real estate taxes for 1999 were calculated to be $104,759. The assessed value was $9,109,500. The basis of the depreciable residential real property portion of the Property (currently estimated at about $8,439,486) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

         The Company believes that the Property is and will continue to be adequately covered by property and liability insurance.

         Material Factors Considered in Assessing the Property. The factors considered by the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

         1. The Company believes that the Asheville, North Carolina area will enjoy continued economic development and steady population increase, and that such development and increase will support stable occupancy rates and reasonable increases in rents at the Property.

         2. Based upon an engineering report and its own inspections, the Company believes that the Property is generally in sound condition.

         3. The Property is conveniently located and proximate to major employers and shopping.

         4. The Company is familiar with the Asheville, North Carolina rental market. The Company owns other apartment complexes in the area, including particularly The Meadows, which is located adjacent to the Property. The Company believes that the location may offer the Company operational efficiencies and competitive advantages.

         The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be necessarily indicative of future operating results.

                          GREYSTONE CROSSING APARTMENTS

                            Charlotte, North Carolina

         On  May  10,  2000,  the  Company  purchased  the  Greystone   Crossing
Apartments (the "Property"), consisting of 408 apartments units located at 9610 Stoney Glen Drive, Charlotte, North Carolina.

         The sellers, Greystone Crossing Apartments, LLC, and GCA-II, LLC, were unaffiliated with the Company. The purchase price was $26,800,000, which was financed as a "Section 1031 Tax-Free Exchange" using a portion of the proceeds of the Company's sale of properties that occurred on March 8, 2000. The Company paid $20,800,000 at closing, and the balance of $6,000,000 was paid into escrow. The escrow is to be released to the sellers when certain "punch list" construction items have been completed and Phase II of the Property has achieved 85% occupancy. The escrowed funds are in an interest-bearing account, and the interest accrues to the benefit of the Company.

         Location. The following information is based in part upon information provided by the Charlotte Chamber of Commerce.

         Based in part upon its fast rate of growth and a diversified economy, Charlotte has in recent years come to national attention as an attractive location for business and residential growth. According to the August 1995, Site Selection magazine, Charlotte"s corporate popularity ranked second nationally only to Dallas during the period between 1990 and 1994, being the site of 474 significant new and expanded facilities.

         Charlotte  has  developed  into a  major  financial,  distribution  and transportation center, with a metropolitan population of approximately 1.3 million and a population of approximately 5.6 million within a 100-mile radius. Charlotte"s growth is also attributable to its favorable year-round climate, a moderate cost of living, excellent quality of life, educated work force, pro-business political climate, extensive transportation network, and strategic geographic location.

         According to the Charlotte Chamber of Commerce, during the first six months of 1995, approximately 530 firms announced new or expanded businesses which were expected to provide approximately 6,200 new jobs in the area. Charlotte is home to major offices of more than 225 of the Fortune 500 industrial firms and approximately 300 of the Fortune 500 service firms.
Charlotte is the recently-announced location for the world headquarters of Sea-Land, the nation's largest container shipping company.

         Charlotte is the leading financial center of the Southeast, serving as corporate headquarters to NationsBank and First Union. The growth of Charlotte"s banking and financial communities has had a positive effect on the growth of its supporting industries, such as insurance, accounting, legal services, and real estate. Another recent aspect of Charlotte's development is as the location of professional basketball and football franchises known as the Charlotte Hornets and the Carolina Panthers, respectively. Also, the newly-constructed NationsBank Corporate Center includes a 2,000-seat performing arts center.

         The city of Charlotte is located near the border of North Carolina and South Carolina within Mecklenburg County. It is located at the intersection of Interstates 77 and 85, the major north/south and east/west thoroughfares in the region, which provide convenient access to all other regional areas.

         The  Property is located in  Mecklenburg  County,  in the  southwestern
portion  of  the  Charlotte   metropolitan  area.  The  immediate   neighborhood
surrounding the Property consists of other multi-family and single-family housing, and commercial and retail development. The southwest Charlotte market is home to Charlotte's largest industrial employment center and the second largest office submarket. The Property is convenient to major shopping areas and is readily accessible from Interstate 85 and the 485 Beltway. The Property is approximately 10 miles from downtown Charlotte and approximately 15 miles from the Charlotte airport.

         Description of the Property. The Property was built in two phases. Phase I was completed in 1998 and Phase II is being completed in 2000. Phase I consists of 300 garden-style apartment units in 15 three-story buildings on approximately 19 acres of land. Phase II consists of 108 garden-style apartment units in five three-story buildings on approximately 8.5 acres of land.

         The unit mix and rents currently being charged new tenants in Phase I are as follows.



                                                         Approximate Interior
   Quantity                        Type                      Square Footage        Monthly Rental
   --------                        ----                      --------------        --------------
     60                  One bedroom, one bathroom                695                  $585
     60                  One bedroom, one bathroom                744                   620
     60                  Two bedrooms, two bathrooms              883                   720
     60                  Two bedrooms, two bathrooms            1,108                   800
     60                  Three bedrooms, two bathrooms          1,356                   890


         The units in Phase I provide a combined total of approximately 287,000 square feet of net rentable area. There are approximately 600 paved parking spaces, including 30 spaces for disabled tenants.

         The unit mix and rents currently being charged new tenants in Phase II are as follows:


                                                         Approximate Interior
   Quantity                        Type                      Square Footage        Monthly Rental
   --------                        ----                      --------------        --------------
     48                  One bedroom, one bathroom                 730                  $620
     36                  Two bedrooms, two bathrooms               937                   745
     12                  Two bedrooms, two bathrooms             1,140                   825
     12                  Three bedrooms, two bathrooms           1,448                   928


         The units in Phase II provide for a combined total of approximately 100,000 square feet of net rentable area. There are approximately 216 paved parking spaces, including 10 spaces for disabled tenants.

         The Property has two outdoor swimming pools, a pool cabana, fitness center, clubhouse, laundry facility, sauna and steam rooms, a volleyball court and a children's playground.

         As indicated above, Phase I was completed in 1998 and Phase II is now being completed. The Company has not currently budgeted any amounts for planned improvements, exclusive of the $6 million escrowed under the Real Estate Purchase Contract for the completion of "punch list" construction items on Phase II.

         Leases at the Property are for terms of 15 months or less. Rental rates in Phase I have generally increased since initial occupancy. As an example, a two-bedroom, two-bathroom (883 square feet) apartment rented for $685 in 1998, $700 in 1999 and $720 in 2000.

         The buildings are wood-frame construction on concrete slabs with pitched roofs covered with asphalt shingles. The exteriors are vinyl siding.

         All apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and an individually controlled heating and air conditioning unit. Each apartment unit includes miniblinds, optional alarm system, exterior storage, patio or balcony and washer/dryer connections. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, built-in microwave, dishwasher and garbage disposal. Select apartment units include a fireplace and vaulted ceilings. The owner of the Property supplies cold water, sewer service and trash removal. The tenants are responsible for electricity, which includes heating, air conditioning, hot water, cooking and lights.

         There are at least seven apartment properties in the area that compete with the Property. The other properties that will compete with the Property offer similar amenities and generally have rents that are lower than those of the Property. Based on a recent telephone survey, the Company estimates that occupancy in nearby competing projects now averages approximately 94%.

         According to information provided by the sellers, physical occupancy at Phase I averaged approximately 90% during 1999. On April 24, 2000, Phase I physical occupancy was approximately 96% and Phase II physical occupancy (which is still undergoing lease-up) was approximately 35%. The average age of the tenants is approximately 27 years and the majority of the tenants are professionals.

         The  following   table  sets  forth  estimated  2000  real  estate  tax
information for the Property.



Phase I

       Jurisdiction                   Assessed Value   Tax Rate        Tax
       ------------                   --------------   --------        ---
Mecklenburg County                     $14,065,420     $ 0.0073      $102,681
Town of Mint Hill                       14,065,420       0.00235       33,054
        TOTAL TAX:                                                  $ 135,735
                                                                    =========


Phase II

       Jurisdiction                   Assessed Value   Tax Rate        Tax
       ------------                   --------------   --------        ---
Mecklenburg County                        $551,400      $0.0073      $4,025
Town of Mint Hill                          551,400       0.00235      1,296
        TOTAL TAX:                                                   $5,321
                                                                     ======



         The basis of the depreciable residential real property portion of the Property (currently estimated at about 25,471,666) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

         The Company believes that the Property is and will continue to be adequately covered by property and liability insurance.

         Material Factors Considered in Assessing the Property. The factors considered by the Company to be relevant in evaluating the Property for acquisition included the following:

         1. The Company believes that the Charlotte, North Carolina area will experience continued strong economic development and steady population increase, and that such development and increase will support stable occupancy rates and reasonable increases in rents at the Property.

         2. The Property is newly constructed and is in excellent physical condition with superior amenities. Management believes that these factors will permit the Property to compete very effectively for tenants.

         3. The Property is conveniently located and proximate to major employers and shopping.

         4. The Company is very familiar with the Charlotte rental market. The Company already owns other apartment complexes in the Charlotte area, which may provide certain economies and efficiency in operation.

         The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report (including amendments hereto) not to be necessarily indicative of future operating results.

                                   ITEM 7.a.*





* To be filed by amendment. It is impracticable to include herein the required financial statements for the Properties. The required financial statements will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   ITEM 7.b.*





* To be filed by amendment. It is impracticable to include herein the required pro forma financial information. The required pro forma financial information will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                                     SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Cornerstone Realty Income Trust, Inc.


Date: May 24, 2000                  By:/s/ Stanley J. Olander, Jr.
                                       ---------------------------
                                         Stanley J. Olander, Jr.,
                                         Chief Financial Officer of
                                         Cornerstone Realty Income Trust, Inc.

                                  EXHIBIT INDEX

                         Cornerstone Realty Income Trust

                          Form 8-K dated March 16, 2000

Exhibit Number                        Exhibit
--------------                        -------

         10.1                         Purchase Contract, as amended, for
                                      The Enclave at The Meadows
                                      Apartments

         10.2                         Purchase Contract, as amended, for
                                      Greystone Crossing Apartments

         23.1                         Consent of Independent Auditors*

         23.2                         Consent of Independent Auditors*





* To be filed by amendment.